UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2007
PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee		37201

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 15, 2007, Pinnacle Financial Partners, Inc. (the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Mid-America Bancshares, Inc. (“Mid-America”) pursuant to which Mid-America will merge with and into the Company, with the Company as the surviving corporation (the “Merger”). The separate existence of Mid-America shall cease to exist upon the effectiveness of the Merger.
     Pursuant to the terms of the Merger Agreement, upon consummation of the Merger each shareholder of Mid-America common stock issued and outstanding, subject to certain exceptions, will be eligible to receive 0.4655 shares of the Company’s common stock and $1.50 in cash for each share of common stock of Mid-America owned by them at the effective time. Cash will be paid in lieu of any fractional shares based on the average closing price of the Company’s common stock for the five trading days immediately preceding the date of the effective time. Additionally, any outstanding options to purchase shares of common stock of Mid-America and Mid-America stock appreciation rights shall be assumed by the Company and converted into the right to purchase in the case of options, or be settled in, in the case of stock appreciation rights, shares of common stock of the Company at an adjusted price based on the exchange ratio and the per share cash consideration. The Company will file a registration statement on Form S-4 which will include a proxy statement seeking approval of the Company’s shareholders, with respect to the issuance of the Company’s common stock in connection with the acquisition.
     The Merger Agreement contains customary representations and warranties and covenants by both the Company and Mid-America. Mid-America has also agreed not to solicit proposals relating to alternative business combination transactions or, subject to a “fiduciary-out” exception, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.
     The proposed Merger is subject to customary closing conditions, including obtaining approvals from applicable federal banking regulators and Mid-America’s and the Company’s shareholders. Additionally, the Merger Agreement contains certain termination rights that may require Mid-America to pay the Company a termination fee of $8.0 million under certain specified circumstances.
     In connection with the Merger Agreement, the directors of Mid-America have entered into agreements to vote their shares of Mid-America common stock in favor of the Merger. The Company’s bank subsidiary has also entered into an employment agreement with Jason K. West, Mid-America’s Prime Trust subsidiary’s President and Chief Operating Officer, which will become effective upon the closing of the Merger. Under the terms of this agreement, Mr. West will serve as Area Executive for a three-year term.
     The preceding summary of certain provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, and incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Mid-America. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Mid-America or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Mid-America’s public disclosures.

     The Company’s Board of Directors engaged Sandler, O’Neill & Partners, L.P. (“Sandler O’Neill”) to serve as financial advisor to the Board of Directors and to render an opinion to the Board of Directors as to the fairness to the Company, from a financial point of view, of the consideration to be paid in connection with the transactions contemplated by the Merger Agreement. On August 15, 2007, Sandler O’Neill delivered an oral opinion, subsequently confirmed in writing, to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the consideration to be paid in connection with the transactions contemplated by the Merger Agreement is fair, from a financial point of view, to the Company. The full text of the written opinion of Sandler O’Neill, dated August 15, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, will be included in the Company’s proxy statement in connection with the Merger described above. Sandler O’Neill provided its opinion for the information and assistance of the Company’s Board of Directors in connection with its consideration of the Merger and the opinion was one of many factors taken into consideration by the Company’s Board of Directors in making its determination to approve the Merger Agreement. The Sandler O’Neill opinion is not a recommendation as to how any holder of the Company’s common stock should vote with respect to the Merger or any other matter.
Additional Information and Where to Find It
     In connection with the Merger, the Company and Mid-America will file a joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”).
     INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, MID-AMERICA AND THE MERGER.
     Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Mid-America Bancshares, Inc., 7651 Highway 70, South, Nashville, TN 37221 Attention: Investor Relations (615) 646-4556.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
     The directors and executive officers of the Company and Mid-America may be deemed to be participants in the solicitation of proxies with respect to the Merger. Information about the Company’s directors and executive officers is contained in the proxy statement filed by the Company with the SEC on March 15, 2007, which is available on the Company’s web site (www.pnfp.com) and at the address provided above. Information about Mid-America’s directors and executive officers is contained in the proxy statement filed by Mid-America with the Securities and Exchange Commission on April 2, 2007 which is available on Mid-America’s website (www.mid-americabancsharesinc.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the SEC when they become available. These documents will be available to investors free of charge on the SEC’s website at the above address.
Item 7.01 Regulation FD Disclosure
     On August 15, 2007, the Company issued a joint press release with Mid-America announcing that the parties had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger by and between Pinnacle Financial Partners, Inc. and Mid-America Bancshares, Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K will be furnished supplementally to the Securities and Exchange Commission upon request)

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated August 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

		By:	/s/ M. Terry Turner

		Name:	M. Terry Turner
		Title:	President and Chief Executive Officer
Date:	August 15, 2007

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger by and between Pinnacle Financial Partners, Inc. and Mid-America Bancshares, Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K will be furnished supplementally to the Securities and Exchange Commission upon request)

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated August 15, 2007